                               CUSTODIAN AGREEMENT

                         MIMLIC MONEY MARKET FUND, INC.

                            NORWEST BANK MINNEAPOLIS


     THIS AGREEMENT, made in duplicate this 31st day of December, 1986, by and between MIMLIC Money Market Fund, Inc., a Minnesota corporation (hereinafter called the "Fund"), and Norwest Bank Minneapolis, a national banking association organized and existing under the laws of the United States of America with its principal place under the laws of the United States of America with its principal place of business at St. Paul, Minnesota (hereinafter called the "Custodian"),

     WITNESSETH:

     WHEREAS, the Fund desired that its securities and cash shall be hereafter held and administered by the Custodian, pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

                           ARTICLE 1.  DEFINITIONS

     The word "securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of the Fund, notes, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, reorganization certificates of subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security fractional or undivided interest in oil, gas or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations, and any evidence of any right or interest in or to any property or assets and any other interest or instrument commonly known as a security.

     The words "written order from the Fund" shall mean a request or direction or certification in writing directed to the Custodian and signed in the name of the Fund by any two of the individuals designated in the current certified list referred to in Article 2, provided that one of the individuals so signing shall be an officer of the Fund designated in said current certified list.

          ARTICLE 2.  NAMES, TITLES AND SIGNATURES OF FUND'S OFFICERS

     The Fund shall certify to the Custodian the names, titles and signatures of officers and other persons who are authorized to give written or oral orders to the Custodian on behalf of the Fund. The Fund agrees that whenever any change in such authorization occurs it will file with the Custodian a new certified list of names, titles and signatures which shall be signed by at least one officer previously certified to the Custodian if any such officer still holds an office in the Fund. The Custodian is authorized to rely and act upon the names, titles and signatures of the individuals as they appear in the most recent such certified list which has been delivered to the Custodian as hereinbefore provided.

                   ARTICLE 3.  RECEIPT AND DISBURSING OF MONEY

                                   Section (1)

     The Fund shall from time to time cause cash owned by the Fund to be delivered or paid to the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all cash of the Fund is being so deposited or to take any action or give any notice with respect to cash not so deposited. The Custodian agrees to hold such cash, together with any other sum collected or received by it for or on behalf of the Fund, for the account of the Fund, in the name of "MIMLIC Money Market Fund, Inc., Custodian Account", in conformity with the terms of this agreement. The Custodian shall make payments of cash for the account of the Fund only:

          (a) upon receipt of and in accordance with written orders from the Fund stating that such cash is being used for one or more of the following purposes, and specifying such purpose or purposes, provided, however, that a reference in such written order to the pertinent paragraph or paragraphs of this Article shall be sufficient compliance with this provision:

                 (i)     the payment of interest;

                (ii)     the payment of dividends;

               (iii)     the payment of taxes;

                (iv) the payment of the fees or charges of any investment adviser of the Fund;

                 (v) the payment of fees to a Custodian, stock registrar, transfer agent, or dividend disbursing agent for the Fund;

                (vi)     the payment of distribution fees and commissions;

               (vii) payment of any operating expenses, which shall be deemed to include legal and accounting fees and all other expenses not specifically referred to in this paragraph (a);

              (viii) payments to be made in connection with the conversion, exchange or surrender of securities owned by the Fund;

                (ix)     payments on loans that may from time to time be due;

                 (x) payment to a recognized and reputable broker for securities purchased by the Fund through said broker (whether or not including any regular brokerage fees, charges or commissions on the transaction) upon receipt by the Custodian of such securities in proper form for transfer, after the receipt of a confirmation from the broker or dealer with respect to the transaction;

                (xi) payment to an issuer or its agent on a subscription for securities of such issuer upon the exercise of rights so to subscribe, against a receipt from such issuer or agent for the cash so paid;

     (b)  as provided in Article 4 hereof, and

     (c)  upon the termination of this agreement.

                                   Section (2)

     The Custodian is hereby, appointed the attorney-in-fact of the Fund to enforce and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund and drawn to or to the order of the Fund and to deposit them in said Custodian Account of the Fund.

                        ARTICLE 4.  RECEIPT OF SECURITIES

     The Fund agrees to place all of its securities in the custody of the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all securities of the Fund are being so deposited or to require that they be so deposited, or to take any action or give any notice with respect to the securities not so deposited. The Custodian agrees to hold such securities for the account of the Fund, in the name of the Fund or of bearer or of a nominee of the Custodian, and in conformity with the terms of this agreement. The Custodian also agrees, upon written order from the Fund, to receive from persons other than the Fund and to hold for the account of the Fund securities specified in said written order, and, if the same are in proper form, to cause payment to be made therefor to the persons from whom such securities were received, from the funds of the Fund held by it in said Custodian Account in the amounts provided and in the manner directed by the written order from the Fund.

     The Custodian agrees that all securities of the Fund placed in its custody shall be kept physically segregated at all times from those of any other person, firm or corporation, and shall be held by the Custodian with all reasonable precautions for the safekeeping thereof, with safeguards substantially equivalent to those maintained by the Custodian for its own securities.

     Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Fund may direct the Custodian to deposit all or any part of the securities owned by the Fund in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and

Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only at the direction of the Fund.

         ARTICLE 5.  TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

     The Custodian agrees to transfer, exchange or deliver securities as provided in Article 6, or on receipt by it of, and in accordance with, a written order from the Fund in which the Fund shall state specifically which of the following cases is covered thereby, provided that it shall not be the responsibility of the Custodian to determine the propriety or legality of any such order:

          (a) In the case of deliveries of securities sold by the Fund, against receipt by the Custodian of the proceeds of sale and after receipt of a confirmation from a broker or dealer with respect to the transaction;

          (b) In the case of deliveries of securities which may mature or be called, redeemed, retired or otherwise become payable, against receipt by the Custodian of the sums payable thereon or against interim receipts or other proper delivery receipts;

          (c) In the case of deliveries of securities which are to be transferred to and registered in the name of the Fund or of a nominee of the Custodian and delivered to the Custodian for the account of the Fund, against receipt by the Custodian of interim receipts or other proper delivery receipts;

          (d) In the case of deliveries of securities to the issuer thereof, its transfer agent or other proper agent, or to any committee or other organization for exchange for other securities to be delivered to the Custodian in connection with a reorganization or recapitalization of the issuer or any split-up or similar transaction involving such securities, against receipt by the Custodian of such other securities or against interim receipts or other proper delivery receipts;

          (e) In the case of deliveries of temporary certificates in exchange for permanent certificates, against receipt by the Custodian of such permanent certificates or against interim receipts or other proper delivery receipts;

          (f) In the case of deliveries of securities upon conversion thereof into other securities, against receipt by the Custodian of such other securities or against interim receipts or other proper delivery receipts;

          (g) In the case of deliveries of securities in exchange for other securities (whether or not such transactions also involve the receipt or payment of cash), against receipt by the Custodian of such other securities or against interim receipts or other proper delivery receipts;

          (h) In a case not covered by the preceding paragraphs of this article, upon receipt of a resolution adopted by the Board of Directors of the Fund, signed by an officer of the Fund and certified to by the Secretary, specifying the securities and assets to be transferred, exchanged, or delivered, the purposes for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming a person or persons (each of whom shall be a properly bonded officer or employee of the Fund) to whom such transfer, exchange or delivery is to be made; and

          (i)  In the case of deliveries pursuant to paragraphs (a), (b), (c),
     (d), (e), (f), and (g) above, the written order from the Fund shall direct that the proceeds of any securities delivered, or securities or other assets exchanged for or in lieu of securities so delivered, are to be delivered to the Custodian.

                ARTICLE 6.  CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

     Unless and until the Custodian receives contrary written orders from the Fund, the Custodian shall without order from the Fund:

          (a) Present for payment all bills, notes, checks, drafts and similar items, and all coupons or other income items (except stock dividends), held or received for the account of the Fund, and which require presentation in the ordinary course of business, and credit such items to the aforesaid Custodian Account of the Fund conditionally, subject to final payment;

          (b) Present for payment all securities which may mature or be called, redeemed, retired, or otherwise become payable and credit such items to the aforesaid Custodian Account of the Fund conditionally, subject to final payment;

          (c) hold for and credit to the account of the Fund all shares of stock and other securities received as stock dividends or as the result of a stock split or otherwise from or on account of securities of the Fund, and notify the Fund promptly of the receipt of such items;

          (d) deposit any cash received by it from, for or on behalf of the Fund to the credit of the Fund in the aforesaid Custodian Account (in its own deposit department without liability for interest);

          (e) charge against the aforesaid Custodian Account for the Fund disbursements authorized to be made by the Custodian hereunder and actually made by it, and notify the Fund of such charges at least once a month;

          (f) deliver securities which are to be transferred to and re-issued in the name of the Fund, or of a nominee of the Custodian for the account of the Fund, and temporary certificates which are to be exchanged for permanent certificates, to a proper transfer agent for such purpose against interim receipts or other proper delivery receipts; and

          (g) hold for disposition in accordance with written orders from the Fund hereunder all options, rights and similar securities which may be received by the Custodian and which are issued with respect to any securities held by it hereunder, and notify the Fund promptly of the receipt of such items.

                         ARTICLE 7.  DELIVERY OF PROXIES

     The Custodian shall deliver promptly to the Fund all proxies, notices and communications with relation to securities held by it which it may receive from sources other than the Fund.

                              ARTICLE 8.  TRANSFER

     The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer any securities which it may hold for the account of the Fund. For the purpose of facilitating the handling of securities, unless the Fund shall otherwise direct by written order, the Custodian is authorized to hold securities deposited with it under this agreement in the name of its registered nominee or nominees (as defined in the Internal Revenue Code and any Regulations of the United States Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes) and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall maintain for the Fund all depository non-eligible securities in such form so as to identify the Fund as the owner of such securities.

               ARTICLE 9.  TRANSFER TAXES AND OTHER DISBURSEMENTS

     The Fund shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers incident to the termination of this agreement, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance or incident to the termination of this agreement, and the Custodian shall have a lien upon any cash or securities held by it for the account of the Fund for all such items, enforceable, after thirty days' written notice by registered mail to the Fund, by the sale of sufficient securities to satisfy such lien. The Custodian may reimburse itself by deducting from the proceeds of any sale of securities an amount sufficient to pay any transfer taxes payable upon the transfer of securities sold. The Custodian shall execute such certificates in connection with securities delivered to it under this agreement as may be required, under the provisions of any federal revenue act and any Regulations of the Treasury Department issued thereunder or any state laws, to exempt from taxation any transfers and/or deliveries of any such securities as may qualify for such exemption.

       ARTICLE 10.  CUSTODIAN'S LIABILITY FOR PROCEEDS OF SECURITIES SOLD

     If the mode of payment for securities to be delivered by the Custodian is not specified in the written order from the Fund directing such delivery, the Custodian shall make delivery of such securities against receipt by it of cash, a postal money order or a check drawn by a bank, trust company, or other banking institution, or by a broker named in such written order from the Fund, for the amount the Custodian is directed to receive. The Custodian shall be liable for the proceeds of any delivery of securities made pursuant to this Article, but provided that it has complied with the provisions of this Article, only to the extent that such proceeds are actually received.

                         ARTICLE 11.  CUSTODIAN'S REPORT

     The Custodian shall furnish the Fund as of the close of business on the last business day of each month a statement showing all cash transactions and entries for the account of the Fund. The books and records of the Custodian pertaining to its actions as Custodian under this agreement shall be open to inspection and audit, at reasonable times, by officers of, and auditors employed by, the Fund. The Custodian shall furnish the Fund with a list of the securities held by it in custody, for the account of the Fund as of the close of business on the last business day of each quarter of the Fund's fiscal year.

                      ARTICLE 12.  CUSTODIAN'S COMPENSATION

     The Custodian shall be paid compensation at such rates and at such times as may from time to time be agreed on in writing by the parties hereto, and the Custodian shall have a lien for unpaid compensation, to the date of termination of this agreement, upon any cash or securities held by it for the account of the Fund, enforceable in the manner specified in Article 9 hereof.

          ARTICLE 13.  DURATION, TERMINATION AND AMENDMENT OF AGREEMENT


     This agreement shall remain in effect, as it may from time to time be amended, until it shall have been terminated as hereinafter provided, but no such alteration or termination shall affect or impair any rights or liabilities arising out of any acts or omissions to act occurring prior to such amendment or termination.

     The Custodian may terminate this agreement by giving the Fund ninety (90) days' written notice of such termination by registered mail addressed to the Fund at its principal place of business.

     The Fund may terminate this agreement by giving ninety (90) days' written notice thereof delivered, together with a copy of the resolution of the Board of Directors authorizing such termination and certified by the Secretary of the Fund, by registered mail to the Custodian at its principal place of business.

     Upon termination of this agreement, the assets of the Fund held by the Custodian shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a copy of the resolution of the Board of Directors of the Fund, certified by the Secretary, designating the successor custodian; and if no successor custodian is designated the Custodian shall, upon such termination deliver all such assets to the Fund.

     This agreement may be amended at any time by the mutual agreement of the Fund and the Custodian.

     This agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.

                        ARTICLE 14.  SUCCESSOR CUSTODIAN

     Any bank or trust company into which the Custodian or any successor custodian may be merged or converted or with which it or any successor custodian may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any successor custodian shall be a party, or any bank or trust company succeeding to the business of the Custodian, shall be and become the successor custodian without the execution of any instrument or any further act on the part of the Fund or the Custodian or any successor custodian.

     Any such successor custodian shall have all the power, duties, and obligations of the preceding custodian under this agreement and any amendments thereof and shall succeed to all the exemptions and privileges of the preceding custodian under this agreement and any amendments thereof.

                              ARTICLE 15.  GENERAL

     Nothing expressed or mentioned in or to be implied from any provisions of this agreement is intended to give or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this agreement or any covenant, conditions or provision herein contained, this agreement and all of the covenants, conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

     It is the purpose and intention of the parties hereto that the Fund shall retain all the power, rights and responsibilities of determining policy, exercising discretion and making decisions with respect to the purchase, or other acquisitions, and the sale, or other disposition, of all of its securities, and that the duties and responsibilities of the Custodian hereunder shall be limited to receiving and safeguarding the assets and securities of the Fund and to delivering or disposing of them pursuant to the written order of the Fund as aforesaid, and the Custodian shall have no authority, duty or responsibility for the investment policy of the Fund or for any acts of the Fund in buying or otherwise acquiring, or in selling or otherwise disposing of, any securities, except as hereinbefore specifically set forth.


     The Custodian shall in no case or event permit the withdrawal of any money or securities of the Fund upon the mere receipt of any director, officer, employee or agent of the Fund, but shall hold such money and securities for disposition under the procedures herein set forth.

     All notices and communications from the Custodian to the Fund shall be addressed to MIMLIC Money Market Fund, Inc., 400 North Robert Street, St. Paul, Minnesota 55101, unless and until the Fund, in writing, directs the Fund otherwise, in which event the last such written direction shall be controlling. All notices and other communications from the Fund to the Custodian shall be addressed to Norwest Bank Minneapolis, N.A., Capital Resources Group, and delivered to it at Eighth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0065, Attention: Custody Division, unless and until the Custodian in writing direct the Fund otherwise in which event the last such written direction shall be controlling.

     The Custodian shall not be liable for any action taken in good faith upon oral or written instructions of the Fund or upon any certificate herein described or certified copy of any resolution of the Board of Directors and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct; provided, however, that the Custodian will give the Fund reasonable opportunity to defend against such claim in the name of the Fund or Custodian, or both. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

                     ARTICLE 16.  INSTRUCTIONS TO CUSTODIAN

     The Custodian may, when it deems it expedient, apply to the Fund, or to counsel for the Fund, or to its own counsel, for instructions and advice; and the Custodian shall not be liable for any action taken by it in accordance with the written instructions or advice of the Fund or of counsel for the Fund.

                           ARTICLE 17.  EFFECTIVE DATE

     This agreement shall become effective when it shall have been approved by the Board of Directors of the Fund. The Fund shall transmit to the Custodian promptly after such approval by said Board of Directors a copy of its resolution embodying such approval, certified by the Secretary of the Fund.

     IN WITNESS WHEREOF, the Fund and the Custodian have caused this agreement to be executed in duplicate as of the date first above written by their duly authorized officers.


ATTEST:                                          MIMLIC MONEY MARKET FUND, INC.


/s/ Wayne Schmidt                            By:  /s/ Paul Gooding
------------------------------------         ---------------------------------
       Assistant Secretary                   Its:             Vice President


ATTEST:                                      NORWEST BANK MINNEAPOLIS


/s/ Sally Kerschman                          By:  /s/ Sandra J. Say
------------------------------------         ---------------------------------
                                                     Trust Officer